                                                                      EXHIBIT 12

                          FLEET FINANCIAL GROUP, INC.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS
                                   (MILLIONS)

                                            SIX MONTHS
                                            ENDED JUNE
                                                30,                 YEAR ENDED DECEMBER 31,
                                           -------------   ------------------------------------------
                                            1994    1993    1993     1992     1991     1990     1989
                                           ------   ----   ------   ------   ------   ------   ------
Earnings:
  Net income (loss)......................  $  285   $225   $  488   $  280   $   98   $  (74)  $  371
Adjustments:
  (a) Applicable income taxes
     (benefits)..........................     191    153      327      229       55      (90)     168
  (b) Fixed charges:
     (1) Interest on borrowed funds......     248    202      417      386      450      783      560
     (2)  1/3 of rent....................      17     17       34       30       23       19       20
                                           ------   ----   ------   ------   ------   ------   ------
  (c) Adjusted earnings..................  $  741   $597   $1,266   $  925   $  626   $  638   $1,119
                                           ======   ====   ======   ======   ======   ======   ======
Fixed charges [b(1)+b(2)]................  $  265   $219   $  451   $  416   $  473   $  802   $  580
                                           ======   ====   ======   ======   ======   ======   ======
Adjusted earnings/fixed charges..........    2.80x  2.73x    2.81x    2.22x    1.32x    0.80x*   1.93x
                                           ======   ====   ======   ======   ======   ======   ======

                         INCLUDING INTEREST ON DEPOSITS
                                   (MILLIONS)

                                           SIX MONTHS
                                         ENDED JUNE 30,             YEAR ENDED DECEMBER 31,
                                         ---------------   ------------------------------------------
                                          1994     1993     1993     1992     1991     1990     1989
                                         ------   ------   ------   ------   ------   ------   ------
Earnings:
  Net income (loss)....................  $  285   $  225   $  488   $  280   $   98   $  (74)  $  371
Adjustments:
  (a) Applicable income taxes
     (benefits)........................     191      153      327      229       55      (90)     168
  (b) Fixed charges
     (1) Interest on borrowed funds....     248      202      417      386      450      783      560
     (2)  1/3 of rent..................      17       17       34       30       23       19       20
     (3) Interest on deposits..........     327      399      744    1,076    1,480    1,343    1,256
                                         ------   ------   ------   ------   ------   ------   ------
  (c) Adjusted earnings................  $1,068   $  996   $2,010   $2,001   $2,106   $1,981   $2,375
                                         ======   ======   ======   ======   ======   ======   ======
Fixed charges [b(1)+b(2)+b(3)].........  $  592   $  618   $1,195   $1,492   $1,953   $2,145   $1,836
                                         ======   ======   ======   ======   ======   ======   ======
Adjusted earnings/fixed charges........    1.80x    1.61x    1.68x    1.34x    1.08x    0.92x*   1.29x
                                         ======   ======   ======   ======   ======   ======   ======

- ---------------
* Note that earnings are inadequate to cover fixed charges, the deficiency being $164 million for both the ratio excluding and including interest on deposits

                          FLEET FINANCIAL GROUP, INC.
                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                                   (MILLIONS)

                                             SIX MONTHS
                                                ENDED
                                              JUNE 30,              YEAR ENDED DECEMBER 31,
                                            -------------   ---------------------------------------
                                            1994    1993     1993    1992    1991    1990     1989
                                            -----   -----   ------   -----   -----   -----   ------
Earnings:
  Net income (loss).......................  $ 285   $ 225   $  488   $ 280   $  98   $ (74)  $  371
Adjustments:
  (a) Applicable income taxes
     (benefits)...........................    191     153      327     229      55     (90)     168
  (b) Fixed charges:
     (1) Interest on borrowed funds.......    248     202      417     386     449     783      560
     (2)  1/3 of rent.....................     17      17       34      29      23      19       20
  (c) Preferred dividends.................     10      14       37      50      22      13       11
                                            -----   -----   ------   -----   -----   -----   ------
  (d) Adjusted earnings...................  $ 751   $ 611   $1,303   $ 974   $ 647   $ 651   $1,130
                                            =====   =====   ======   =====   =====   =====   ======
Fixed charges [b(1)+b(2)].................  $ 274   $ 232   $  487   $ 465   $ 494   $ 815   $  591
                                            =====   =====   ======   =====   =====   =====   ======
Adjusted earnings/fixed charges...........   2.74x   2.63x    2.67x   2.09x   1.31x   0.80x*   1.91x
                                            =====   =====   ======   =====   =====   =====   ======

                         INCLUDING INTEREST ON DEPOSITS
                                   (MILLIONS)

                                           SIX MONTHS
                                              ENDED
                                            JUNE 30,                YEAR ENDED DECEMBER 31,
                                         ---------------   ------------------------------------------
                                          1994     1993     1993     1992     1991     1990     1989
                                         ------   ------   ------   ------   ------   ------   ------
Earnings:
  Net income (loss)....................  $  285   $  225   $  488   $  280   $   98   $  (74)  $  371
Adjustments:
  (a) Applicable income taxes
     (benefits)........................     191      153      327      229       55      (90)     168
  (b) Fixed charges
     (1) Interest on borrowed funds....     248      202      417      386      449      783      560
     (2)  1/3 of rent..................      17       17       34       29       23       19       20
     (3) Interest on deposits..........     327      399      744    1,076    1,480    1,343    1,256
  (c) Preferred dividends..............      10       14       37       50       22       13       11
                                         ------   ------   ------   ------   ------   ------   ------
  (d) Adjusted earnings................  $1,078   $1,010   $2,047   $2,050   $2,127   $1,994   $2,386
                                         ======   ======   ======   ======   ======   ======   ======
Fixed charges [b(1)+b(2)+b(3)+c].......     601   $  631   $1,231   $1,541   $1,974   $2,158   $1,847
                                         ======   ======   ======   ======   ======   ======   ======
Adjusted earnings/fixed charges........    1.79x    1.60x    1.66x    1.33x    1.08x    0.92x*   1.29x
                                         ======   ======   ======   ======   ======   ======   ======

- ---------------
* Note that earnings are inadequate to cover fixed charges, the deficiency being $164 million for both the ratio excluding and including interest on deposits.